                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the registrant  [X]
Filed by a party other than the registrant  [_]
Check the appropriate box:

[_]  Preliminary proxy statement          [_]   Confidential, For Use of the
[_]  Definitive proxy statement                 Commission Only (as permitted
[X]  Definitive additional materials            by Rule 14a-6(e)(2))
[_]  Soliciting material pursuant to Rule
     14a-11(c) or Rule 14a-12

________________________________________________________________________________

          Windsor Park Properties 5, A California Limited Partnership
          -----------------------------------------------------------

               (Name of Registrant as Specified in Its Charter)
                ----------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[_]  No Fee Required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                       Units of limited partner interest
--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/
                                  $9,017,000
--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
                                  $9,017,000
--------------------------------------------------------------------------------
(5)  Total fee paid:
                                    $1,803
--------------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:
                                    $1,803
--------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
--------------------------------------------------------------------------------
(2)  Form, schedule or  registration statement no.:
--------------------------------------------------------------------------------
(3)  Filing party:
--------------------------------------------------------------------------------
(4)  Date filed:
--------------------------------------------------------------------------------

______________
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                                               The WINDSOR CORPORATION
                                                    SPECIALIZING IN
                                                   MANUFACTURED HOME
                                                      COMMUNITIES
                                           ---------------------------------
                                                6160 SOUTH SYRACUSE WAY
                                              GREENWOOD VILLAGE, CO 80111
                                                     (303) 741-3707
                                                    Steven G. Waite
                                                       President

October 16, 2000

Re:    Windsor Park Properties 5
       Partial Tender Offer - CMG Partners, LLC
       ----------------------------------------

Dear Limited Partner:

You may have recently received a solicitation in the mail from CMG Partners, LLC to purchase your units of limited partner interest in Windsor Park Properties 5.

We would like to point out that this solicitation offer by CMG Partners is not, in any way, related to our consent solicitation with respect to the proposed sale of the Partnership's properties to N'Tandem Trust for cash and the subsequent liquidation of the Partnership, which were described in detail in the Consent Solicitation Statement that we mailed to you at the end of last month. Furthermore, you should be aware that (i) this solicitation offer by CMG Partners does not involve the Partnership or its management and (ii) there is no affiliation between CMG Partners and the Partnership, The Windsor Corporation or N'Tandem Trust.

We would advise you NOT to accept the offer of CMG Partners for the following
                    ---
reasons:

 . If a majority-in-interest of the Partnership's limited partners consent to the proposals described in our Consent Solicitation Statement, you will receive approximately $23.79 per unit upon the completion of the sale of the properties and the liquidation of the Partnership, as compared to the $17.00 per unit offered by CMG Partners, which will result in an additional $6.79 per unit being paid to you.

 .  While the offer by CMG Partners is scheduled to remain open through November
   30, 2000, CMG Partners has not committed to pay for tendered units by any certain date. However, if a majority-in-interest of the Partnership's limited partners consent to the proposals described in our Consent Solicitation Statement on or prior to the close of our stated solicitation period on November 15, 2000, we anticipate that the sale of the Partnership's properties will be completed within 30 days following such consent and that, shortly thereafter, liquidating distributions will be paid out to the limited partners.

In your own best interest, we strongly recommend that you do NOT sell your units
                                                             ---
of limited partner interest to CMG Partners.

If you have any questions regarding the proposals described in our Consent Solicitation Statement or our related consent solicitation or would like to request an additional copy of the Consent Solicitation Statement, please do not hesitate to contact Arlen Capital, our solicitation agent, at (800) 553-4039.

Sincerely,

/s/ Steven G. Waite

Steven G. Waite
President, The Windsor Corporation, General Partner